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                                   EXHIBIT 5.1

                 [Form of Opinion of Roberts, Sheridan & Kotel]


     January 7, 1997

Discovery Laboratories, Inc.
787 Seventh Avenue, 44th Floor
New York, NY 10019

     Discovery Laboratories, Inc.
     Registration on Form SB-2

Dear Sirs:

     We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the "Issuer"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on January 7, 1997, Registration Number 33-________ under the Securities Act of 1933 (the "Act") for the registration under the Act of the following securities of the Issuer:

          (i) 2,200,256 currently outstanding shares of common stock, par value $.001 per share ("Common Stock");

          (ii) 8,801,024 shares of Common Stock issuable upon conversion of currently outstanding shares of Series A Convertible Preferred Stock, par value of $.001 per share ("Series A Preferred Stock"); and

          (iii) 1,100,129 shares of Common Stock issuable upon (a) the conversion of shares of Series A Preferred Stock of the Company issuable upon exercise of certain warrants (the "Preferred Placement Warrants") issued to Paramount Capital Incorporated, as placement agent (the "Placement Agent"), and/or its designees relating to the offering of units (the "Units) consisting of Series A Preferred Stock and Common Stock and (b) exercise of certain other warrants (the "Common Placement Warrants" and, together with the Preferred Placement Warrants, the "Placement Agent Warrants") issued to the Placement Agent and/or its designees relating to the offering of the Units.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and corporate records, instruments and documents of or affecting the Issuer, including, without limitation, (i) the Certificate of Incorporation of the Issuer, as amended to date; (ii) the Bylaws of the Issuer, as amended to date;
(iii) resolutions adopted by the Board of Directors and Stockholders of the Issuer; (iv) the Certificate of Designations for the Series A Preferred Stock;
(v) a form of specimen stock certificate for the Common Stock; (vi) a form of specimen stock certificate for the Series A Preferred Stock; (vii) a form of the Preferred Placement Warrant; and (viii) a form of the Common Placement Warrant. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers of the Issuer, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the


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purpose of rendering this opinion.

     In rendering our opinion, we have relied, as to matters of fact, upon representations and warranties of the Issuer and upon such certificates and other instruments of officers of the Issuer and public officials as we have deemed necessary or appropriate for the purpose of rendering this opinion, in each case without independent investigation or verification. Additionally, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Issuer, where applicable, signing in their capacity as such, (iv) the enforceability of all the agreements we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     1.The Issuer is a corporation duly incorporated and is in good standing under the laws of the State of Delaware.

     2. The 2,200,256 currently outstanding shares of Common Stock which may be sold in accordance with the provisions of the Registration Statement have been legally issued and are fully paid and nonassessable.

     3.The aggregate of 8,801,024 shares of Common Stock issuable upon conversion of currently outstanding shares of Series A Preferred Stock have been duly authorized for issuance, and when issued upon conversion of the Series A Preferred Stock will be legally issued, fully paid and nonassessable.

     4.The aggregate of 880,103 shares of Common Stock issuable upon conversion of the Series A Preferred Stock after exercise of the Preferred Placement Warrants have been duly authorized for issuance, and when issued upon conversion of the Series A Preferred Stock after exercise of the Preferred Placement Warrants, and the payment of the applicable exercise price thereof or the use of the cashless exercise provision thereof will be legally issued, fully paid and nonassessable.

     5.The aggregate of 220,026 shares of Common Stock issuable upon exercise of the Common Placement Warrants have been duly authorized for issuance, and when issued upon exercise of the Common Placement Warrants, and the payment of the applicable exercise price thereof or the use of the cashless exercise provision thereof will be legally issued, fully paid and non-assessable.

     Members of this Firm are admitted to practice law only in the State of New York and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the heading "Legal Counsel" in the Prospectus included in Part I of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required

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under Section 7 of the Act.


                      Very truly yours,